Exhibit 10.7
EXECUTION COPY

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT
May 31, 2019
Whereas, Watford Holdings Ltd., a Bermuda corporation (the “Company”), and Alexandre Scherer (the “Executive”) entered into an employment agreement dated November 18, 2018 (the “Employment Agreement”);
Whereas, Section 12.02 of the Employment Agreement provides that the Company and the Executive may amend the Employment Agreement by written agreement executed and delivered to each party;
Whereas, the Company and the Executive desire to amend the Employment Agreement as permitted by Section 12.02 thereof;
NOW THEREFORE, the Company and the Executive hereby amend the Employment Agreement as provided herein.
1.    Section 12.09 of the Employment Agreement is hereby amended by adding the following sentence to the end of such Section 12.09:
Notwithstanding anything to the contrary in this Agreement, all payments or benefits that are due after December 31 of the calendar year following the calendar year in which such payment or benefit vests for purposes of Section 457A of the Code, shall be made or provided on such December 31.
2.    Except as amended herein, the Employment Agreement shall remain in full force and effect without modification.
3.     The provisions of this First Amendment to the Employment Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive. No other course of dealing between the parties to this First Amendment to the Employment Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.
4.    This First Amendment to the Employment Agreement may be executed simultaneously in two counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.
6.    ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
7.    The parties agree to the nonexclusive jurisdiction of the federal and state courts situated in New York County, New York, for the resolution of any dispute arising under this Agreement or under any share-based award agreements between the Company and the Executive.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Employment Agreement as of the date and year first above written.

WATFORD HOLDINGS LTD.

By:	/s/ John Rathgeber
Name: John Rathgeber
Title: Chief Executive Officer

EXECUTIVE

By:	/s/ Alexandre Scherer
Name: Alexandre Scherer